Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Shift Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	18,000,000	(2)	$0.23	(8)	$4,140,000.00	$110.20 per $1,000,000	$456.23
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	8,330,155	(3)	$0.23	(8)	$1,915,935.65	$110.20 per $1,000,000	$211.14
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	3,073,759	(4)	$0.23	(8)	$706,964.57	$110.20 per $1,000,000	$77.91
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	1,179,595	(5)	$0.23	(8)	$271,306.85	$110.20 per $1,000,000	$29.90
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	3,963,328	(6)	$0.23	(8)	$911,565.44	$110.20 per $1,000,000	$100.45
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	Rule 457(h)	401,759	(7)	$0.61	(9)	$245,072	$110.20 per $1,000,000	$27.01
Fees Previously Paid	—	—	—	—		—		—	—	—

	Total Offering Amounts							$8,190,844.51		$902.64
	Total Fees Previously Paid									—
	Total Fee Offsets (10)									—

	Net Fee Due									$902.64

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event.
(2)	Represents shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of Shift Technologies, Inc. (the “Registrant”) added to the shares reserved for issuance under the Shift Technologies, Inc. 2020 Omnibus Equity Compensation Plan (the “2020 Plan”) in respect of the operation of an automatic annual “evergreen” increase provision in the 2020 Plan.
(3)	Represents shares of Common Stock issuable pursuant to certain outstanding awards that were issued pursuant to the CarLotz, Inc. 2020 Incentive Award Plan (the “CarLotz 2020 Plan”), and shares of Common Stock which remain available for future issuance under the CarLotz 2020 Plan, which plan was assumed by the Registrant pursuant to the terms of that certain Agreement and Plan of Merger, dated as of August 9, 2022, by and between the Registrant, CarLotz, Inc., and Shift Remarketing Operations, Inc., a wholly owned subsidiary of the Registrant (the “Merger Agreement”).
(4)	Represents shares of Common Stock issuable pursuant to certain outstanding awards that were issued pursuant to the CarLotz, Inc. 2017 Stock Incentive Plan (the “CarLotz 2017 Plan”), and shares of Common Stock which remain available for future issuance under the CarLotz 2017 Plan, which plan was assumed by the Registrant pursuant to the terms of the Merger Agreement.
(5)	Represents shares of Common Stock issuable pursuant to certain outstanding awards that were issued pursuant to the CarLotz, Inc. 2011 Stock Incentive Plan (the “CarLotz 2011 Plan”), and shares of Common Stock which remain available for future issuance under the CarLotz 2011 Plan, which plan was assumed by the Registrant pursuant to the terms of the Merger Agreement.
(6)	Represents shares of Common Stock issuable pursuant to certain outstanding restricted stock unit awards that were issued pursuant to the CarLotz, Inc. Non-Plan Inducement Restricted Stock Unit Awards which plan was assumed by the Registrant pursuant to the terms of the Merger Agreement.
(7)	Represents shares of Common Stock issuable pursuant to certain outstanding stock option awards that were issued pursuant to the CarLotz, Inc. Non-Plan Inducement Stock Option Awards (the “CarLotz Inducement Option Awards”) which plan was assumed by the Registrant pursuant to the terms of the Merger Agreement.
(8)	Computed solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices of Common Stock as reported on The Nasdaq Capital Market on December 8, 2022.
(9)	Computed solely for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act, and based upon the weighted average exercise price per share of the outstanding stock options under the CarLotz Inducement Option Awards as of December 8, 2022.
(10)	The Registrant does not have any fee offsets.